EXHIBIT

          Active Assets Government Securities Trust


Sub-Item
77P       Information Required to be Filed Pursuant to
          Existing
          Exemptive c Orders

A         Statement Pursuant to Exemptive Order  ICA Release
No. 11805
          Pertaining to Amortized Cost Pricing

          No action was taken during the period pursuant to condition 2 c of the above-captioned Order.